As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-11757

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4148514
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

3475 E. Foothill Boulevard, Pasadena, CA 9ll07

(626) 351-4664

(Address, including zip code of principal executive offices)

TETRA TECH, INC.

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Janis B. Salin

Vice President and General Counsel

TETRA TECH, INC.

3475 E. Foothill Boulevard, Pasadena, CA 91107

(626) 351-4664

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $.01 par value	2,000,000 shares	$19.47	$38,940,000	$1,530.34

(1)   Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Employee Stock Purchase Plan (the “ESPP”) as a result of stock splits, stock dividends or similar adjustments of the outstanding common stock.

(2)   The securities registered hereby represent an addition to the 2,373,290 shares of common stock issuable under the ESPP (as adjusted for stock splits), the offer and sale of which were previously registered pursuant to this Registration Statement.

(3)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the last sales price for the registrant’s common stock as reported on the NASDAQ Global Select Market on January 15, 2008.

EXPLANATORY NOTE

On September 11, 1996, Tetra Tech, Inc., a Delaware corporation (the “Company”), filed a Registration Statement (333-11757) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 2,373,290 shares of its common stock (as adjusted for subsequent stock splits) which had been authorized and reserved for issuance under the ESPP.  This Post-Effective Amendment will register an additional 2,000,000 shares of common stock to be included in the ESPP.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

4.1	Employee Stock Purchase Plan (incorporated by reference to the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders held on March 1, 2007).

5.1	Opinion of Janis B. Salin, Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 9th day of January, 2008.

TETRA TECH, INC.

By:	/s/ Dan L. Batrack
Dan L. Batrack
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALBERT E. SMITH	Chairman of the Board	January 9, 2008
Albert E. Smith

/s/ DAN L. BATRACK	Chief Executive Officer	January 9, 2008
Dan L. Batrack	(Principal Executive Officer)

/s/ DAVID W. KING	Executive Vice President, Chief Financial Officer and Treasurer	January 9, 2008
David W. King	(Principal Financial and Accounting Officer)

/s/ DAN L. BATRACK	Director	January 9, 2008
Dan L. Batrack

/s/ J. CHRISTOPHER LEWIS	Director	January 9, 2008
J. Christopher Lewis

/s/ PATRICK C. HADEN	Director	January 9, 2008
Patrick C. Haden

/s/ HUGH M. GRANT	Director	January 9, 2008
Hugh M. Grant

/s/ RICHARD H. TRULY	Director	January 9, 2008
Richard H. Truly

/s/ J. KENNETH THOMPSON	Director	January 9, 2008
J. Kenneth Thompson

EXHIBIT INDEX

4.1	Employee Stock Purchase Plan (incorporated by reference to the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders held on March 1, 2007).

5.1	Opinion of Janis B. Salin, Vice President and General Counsel of the Registrant.*

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP*

23.2	Consent of Counsel (included in Exhibit 5.1).*

*Filed herewith